Exhibit 99.2

ACCESS MIDSTREAM PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2014	December 31, 2013
	($ in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$36,675	$17,229
Accounts receivable	181,939	222,409
Prepaid expenses	12,382	10,182
Other current assets	12,312	8,111

Total current assets	243,308	257,931

Property, plant and equipment
Gathering systems	6,406,548	5,974,940
Other fixed assets	361,933	175,411
Less: Accumulated depreciation	(999,219)	(859,551)

Total property, plant and equipment, net	5,769,262	5,290,800

Investments in unconsolidated affiliates	2,103,530	1,936,603
Intangible customer relationships, net	360,502	372,391
Deferred loan costs, net	64,061	59,721

Total assets	$8,540,663	$7,917,446

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable	$63,649	$37,520
Accrued liabilities	272,555	268,952

Total current liabilities	336,204	306,472

Long-term liabilities
Long-term debt	3,805,397	3,249,230
Other liabilities	9,269	8,954

Total long-term liabilities	3,814,666	3,258,184

Commitments and contingencies (Note 7)
Partners’ capital:
Common units (190,051,818 and 177,801,147 issued and outstanding at at June 30, 2014 and December 31, 2013, respectively)	3,572,779	3,343,145
Class B units (12,680,044 and 12,424,358 issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	337,312	318,472
Class C units (zero and 11,199,268 issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	—	322,896
General partner interest	120,912	114,393

Total partners’ capital attributable to Access Midstream Partners, L.P.	4,031,003	4,098,906
Noncontrolling interest	358,790	253,884

Total partners’ capital	4,389,793	4,352,790

Total liabilities and partners’ capital	$8,540,663	$7,917,446

The accompanying notes are an integral part of these condensed consolidated financial statements.

ACCESS MIDSTREAM PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	($ in thousands, except per unit data)
Revenues	$292,934	$247,242	$570,012	$484,201

Operating expenses
Operating expenses	97,523	82,844	190,436	165,607
Depreciation and amortization expense	89,976	71,869	175,520	138,519
General and administrative expense	37,257	25,089	71,437	48,823
Other operating (income) expense	(317)	1,892	1,488	1,983

Total operating expenses	224,439	181,694	438,881	354,932

Operating income	68,495	65,548	131,131	129,269

Other income (expense)
Income from unconsolidated affiliates	48,063	33,745	90,941	58,753
Interest expense	(42,903)	(27,732)	(81,476)	(54,794)
Other income	198	126	590	395

Income before income tax expense	73,853	71,687	141,186	133,623
Income tax expense	1,385	1,260	3,189	2,500

Net income	72,468	70,427	137,997	131,123
Net income attributable to noncontrolling interests	5,014	1,214	9,465	2,372

Net income attributable to Access Midstream Partners, L.P.	$67,454	$69,213	$128,532	$128,751

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$67,454	$69,213	$128,532	$128,751
Less general partner interest in net income	(23,526)	(5,995)	(43,142)	(10,787)

Limited partner interest in net income	$43,928	$63,218	$85,390	$117,964

Net income per limited partner unit – basic and diluted
Common units	$0.18	$0.18	$0.33	$0.32
Subordinated units	$—	$0.31	$—	$0.60

The accompanying notes are an integral part of these condensed consolidated financial statements.

ACCESS MIDSTREAM PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2014	2013
	($ in thousands)
Cash flows from operating activities
Net income	$137,997	$131,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175,520	138,519
Income from unconsolidated affiliates	(90,941)	(58,753)
Other non-cash items	12,602	6,676
Distribution of earnings received from unconsolidated affiliates	155,358	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	46,309	(23,592)
(Increase) decrease in other assets	(5,312)	1,905
Increase (decrease) in accounts payable	25,733	(10,896)
Increase in accrued liabilities	5,495	32,598

Net cash provided by operating activities	462,761	217,580

Cash flows from investing activities
Additions to property, plant and equipment	(521,170)	(545,594)
Purchase of compression assets	(159,210)	—
Investments in unconsolidated affiliates	(220,378)	(263,710)
Proceeds from sale of assets	14,296	31,696

Net cash used in investing activities	(886,462)	(777,608)

Cash flows from financing activities
Proceeds from long-term borrowings	1,053,471	875,500
Payments on long-term debt borrowings	(1,246,971)	(659,300)
Proceeds from issuance of common units	52,155	399,922
Proceeds from issuance of senior notes	750,000	—
Distributions to unitholders	(252,145)	(177,430)
Capital contributions from noncontrolling interests	95,441	71,414
Payments on capital lease obligations	(1,983)	—
Debt issuance costs	(8,777)	(5,377)
Other	1,956	8,328

Net cash provided by financing activities	443,147	513,057

Net increase (decrease) in cash and cash equivalents	19,446	(46,971)
Cash and cash equivalents, beginning of period	17,229	64,994

Cash and cash equivalents, end of period	$36,675	$18,023

Supplemental disclosure of non-cash investing activities
Changes in accounts payable and other liabilities related to purchases of property, plant and equipment	$33,566	$(25,244)
Changes in other liabilities related to asset retirement obligations	$1,016	$105

The accompanying notes are an integral part of these condensed consolidated financial statements.

ACCESS MIDSTREAM PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

(Unaudited)

	Partners’ Equity					Total
	Limited Partners			General Partner	Non- controlling interest
	Common	Class B	Class C
($ in thousands)
Balance at December 31, 2013	$3,343,145	$318,472	$322,896	$114,393	$253,884	$4,352,790
Net income	78,941	5,274	1,175	43,142	9,465	137,997
Distribution to unitholders	(207,772)	—	(6,215)	(38,158)	—	(252,145)
Conversion of Class C units to common units	321,151	—	(321,151)	—	—	—
Contributions from noncontrolling interest owners	—	—	—	—	95,441	95,441
Non-cash equity based compensation	2,020	—	—	—	—	2,020
Issuance of general partner interests	—	—	—	1,535	—	1,535
Issuance of common units	52,155	—	—	—	—	52,155
Beneficial conversion feature of Class B units	822	(822)	—	—	—	—
Amortization of beneficial conversion feature of Class B and Class C units	(17,683)	14,388	3,295	—	—	—

Balance at June 30, 2014	$3,572,779	$337,312	$—	$120,912	$358,790	$4,389,793

The accompanying notes are an integral part of these condensed consolidated financial statements.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Description of Business and Basis of Presentation

Organization

Access Midstream Partners, L.P. (the “Partnership”), a Delaware limited partnership formed in January 2010, is principally focused on natural gas gathering, the first segment of midstream energy infrastructure that connects natural gas produced at the wellhead to third-party takeaway pipelines. The Partnership is the industry’s largest gathering and processing master limited partnership as measured by throughput volume. The Partnership’s assets are located in Arkansas, Kansas, Louisiana, Ohio, Oklahoma, Pennsylvania, Texas, West Virginia and Wyoming. The Partnership provides gathering, treating and compression services to Chesapeake Energy Corporation (“Chesapeake”), Total Gas and Power North America, Inc. and Total E&P USA, Inc., a wholly owned subsidiary of Total, S.A. (“Total”), Statoil ASA (“Statoil”), Anadarko Petroleum Corporation (“Anadarko”), Mitsui & Co., Ltd. (“Mitsui”) and other producers under long-term, fixed-fee contracts.

For purposes of these financial statements, the “GIP II Entities” refers to certain entities affiliated with Global Infrastructure Investors II, LLC, collectively. “Williams” refers to The Williams Companies, Inc. (NYSE: WMB).

Williams Acquisition

At June 30, 2014, the GIP II Entities held 2,068,692 notional general partner units representing a 1.0 percent general partner interest in the Partnership, 50.0 percent of the Partnership’s incentive distribution rights, 48,742,361 common units and 6,340,022 Class B units. At June 30, 2014, The GIP II Entities’ ownership represented an aggregate 26.6 percent limited partner interest in the Partnership. At June 30, 2014, Williams held 2,068,692 notional general partner units representing a 1.0 percent general partner interest in the Partnership, 50.0 percent of the Partnership’s incentive distribution rights, 40,137,695 common units and 6,340,022 Class B units. At June 30, 2014, Williams ownership represented an aggregate 22.5 percent limited partner interest in the Partnership. The public held 101,171,762 common units, representing a 48.9 percent limited partner interest in the Partnership.

On July 1, 2014, Williams acquired all of the interests in the Partnership and Access Midstream Ventures, L.L.C., the sole member of Access Midstream Partners GP, L.L.C. (the “General Partner”), that were owned by the GIP II Entities (the “Williams Acquisition”). As a result of the Williams Acquisition, Williams owns 100% of the General Partner. The GIP II Entities no longer have any ownership interest in the Partnership or the General Partner. Please read Note 12 (Subsequent Events) to the condensed consolidated financial statements for information regarding the acquisition.

MidCon Acquisition

On March 31, 2014, the Partnership acquired certain midstream compression assets from MidCon Compression, L.L.C. (“MidCon”), a wholly owned subsidiary of Chesapeake, for approximately $160 million. The acquisition added natural gas compression assets, historically leased from MidCon, in the rapidly growing Utica Shale and Marcellus Shale regions. The acquired assets include more than 100 compression units with a combined capacity of approximately 200,000 horsepower.

Equity Issuances

On August 2, 2013, the Partnership entered into an Equity Distribution Agreement (“ATM”) under which it may offer and sell common units, in amounts, at prices and on terms to be determined by market conditions and other factors, having an aggregate market value of up to $300 million. The Partnership is under no obligation to issue equity under the ATM. For the three-month period ended June 30, 2014, the Partnership sold an aggregate of 772,819 common units under the ATM for net proceeds of approximately $44.6 million, net of approximately $0.4 million in commissions, plus an approximate $0.9 million capital contribution from the Partnership’s general partner to maintain its two percent general partner interest. For the six-month period ended June 30, 2014, the Partnership sold an aggregate of 909,219 common units under the ATM for net proceeds of approximately $52.2 million, net of approximately $0.5 million in commissions, plus an approximate $1.0 million capital contribution from the Partnership’s general partner to maintain its two percent general partner interest. The Partnership used the proceeds for general partnership purposes.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On April 2, 2013, the Partnership completed an equity offering of 10.35 million common units, including 1.35 million common units issued pursuant to the underwriters’ exercise of their option to purchase additional common units, at a price of $39.86 per common unit. The Partnership received offering proceeds (net of underwriting discounts and commissions) of $399.8 million from the equity offering, including proceeds from the underwriters’ exercise of their option to purchase additional common units, plus an approximate $8.4 million capital contribution from the Partnership’s general partner to maintain its two percent general partner interest. The proceeds were used for general partnership purposes, including repayment of amounts outstanding under the Partnership’s revolving credit facility.

Basis of Presentation

The accompanying financial statements and related notes present the unaudited condensed consolidated balance sheets of the Partnership as of June 30, 2014 and December 31, 2013. They also include the unaudited condensed consolidated statements of operations for the three and six-month periods ended June 30, 2014 and 2013, the unaudited condensed consolidated statements of cash flows for the Partnership for the six-month periods ended June 30, 2014 and 2013, and the unaudited changes in partners’ capital of the Partnership for the six-month period ended June 30, 2014.

The accompanying condensed consolidated financial statements were prepared using accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods. Certain footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been appropriately condensed or omitted in this quarterly report on Form 10-Q (this “Form 10-Q”). Management believes the disclosures made are adequate to make the information presented not misleading. This Form 10-Q should be read together with the Partnership’s annual report on Form 10-K for the year ended December 31, 2013, as amended.

The results of operations for the six-month period ended June 30, 2014, are not indicative of results that may be expected for the full fiscal year.

Income Taxes

As a master limited partnership, the Partnership is a pass-through entity and is not subject to federal income taxes and most state income taxes with the exception of Texas Franchise Tax. For federal and state income tax purposes, all income, expenses, gains, losses and tax credits generated flow through to the owners, and accordingly, do not result in a provision for income taxes.

2. Partnership Capital and Distributions

The partnership agreement requires that, within 45 days subsequent to the end of each quarter, the Partnership distributes all of its available cash (as defined in the partnership agreement) to unitholders of record on the applicable record date. During the three and six-month periods ended June 30, 2014, the Partnership paid cash distributions to its unitholders of approximately $130.0 million and $252.1 million, respectively, representing a $0.555 per common unit distribution for the three-month period ended December 31, 2013 and a $0.575 per common unit distribution for the three-month period ended March 31, 2014. Please read Note 12 (Subsequent Events) to the condensed consolidated financial statements, concerning distributions declared on July 24, 2014, for the three-month period ended June 30, 2014.

General Partner Interest and Incentive Distribution Rights

The Partnership’s general partner is entitled to two percent of all quarterly distributions that the Partnership makes prior to its liquidation. The general partner has the right, but not the obligation, to contribute a proportionate amount of capital to the Partnership to maintain its current general partner interest. The general partner’s two percent interest in the Partnership’s distributions may be reduced if the Partnership issues additional limited partner interests in the future (other than the issuance of common units upon conversion of outstanding Class B units or the issuance of common units upon a reset of the incentive distribution rights (“IDRs”)) and its general partner does not contribute a proportionate amount of capital to the Partnership to maintain its two percent general partner interest.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The general partner holds IDRs that entitle it to receive increasing percentages, up to a maximum of 50 percent, of Partnership cash distributions if any of the Partnership’s quarterly distributions exceed a specified threshold. The maximum distribution sharing percentage of 50 percent includes distributions paid to the general partner on its two percent general partner interest and assumes that the general partner maintains its general partner interest at two percent. The maximum distribution of 50 percent does not include any distributions that the general partner may receive on the limited partner interests that it may acquire.

Conversion of Subordinated Units

Upon payment of the cash distribution for the second quarter of 2013, the subordination period with respect to the Partnership’s 69,076,122 subordinated units expired and all outstanding subordinated units converted into common units on a one-for-one basis on August 15, 2013. The conversion did not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests.

Conversion of Class C Units

Under the partnership agreement, the Class C units became convertible into common units on a one-for-one basis at the election of either the Partnership or the holders of the Class C units on February 10, 2014 (the first business day following the record date for the Partnership’s 2013 fourth quarter cash distribution). After February 10, 2014, the Partnership received notice from certain of the GIP II Entities and Williams, as holders of the Class C units, of their election to convert all of the Class C units. All of the outstanding Class C units were converted into common units on a one-for-one basis effective February 19, 2014. The common units resulting from this conversion participate pro rata with the other common units in quarterly distributions. The conversion did not impact the amount of cash distributions paid or the total number of the Partnership’s outstanding units representing limited partner interests.

Class B Units

The Class B units are not entitled to cash distributions. Instead, prior to conversion into common units, the Class B units receive quarterly distributions of additional paid-in-kind Class B units. The amount of each quarterly distribution per Class B unit is the quotient of the quarterly distribution paid to the Partnership’s common units divided by the volume-weighted average price of the common units for the 30-day period prior to the declaration of the quarterly distribution to common units. Effective on the business day after the record date for the distribution on common units for the fiscal quarter ending December 31, 2014, each Class B unit will become convertible at the election of either the Partnership or the holders of such Class B unit into a common unit on a one-for-one basis. In the event of the Partnership’s liquidation, the holders of Class B units will be entitled to receive out of the Partnership’s assets available for distribution to the partners the positive balance in each such holder’s capital account in respect of such Class B units, determined after allocating the Partnership’s net income or net loss among the partners. All Class B units are held indirectly by affiliates of the Partnership’s general partner. The Class B units were issued at a discount to the market price of the common units into which they are convertible. This discount totaled $58.3 million and represents a beneficial conversion feature, which was reflected as an increase in common unitholders’ capital and a decrease in Class B unitholders’ capital to reflect the fair value of the Class B units at issuance. The beneficial conversion feature is considered a non-cash distribution recognized ratably from the issuance date of December 20, 2012, through the conversion date, resulting in an increase in Class B unitholders’ capital and a decrease in common unitholders’ capital.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

3. Net Income per Limited Partner Unit

The Partnership’s net income attributable to the Partnership’s assets for periods including and subsequent to the Partnership’s acquisitions of the Partnership’s assets is allocated to the general partner and the limited partners, including any subordinated, Class B and Class C unitholders, in accordance with their respective ownership percentages, and when applicable, giving effect to unvested units granted under the Partnership’s Long-Term Incentive Plan (“LTIP”) and incentive distributions allocable to the general partner. The allocation of undistributed earnings, or net income in excess of distributions, to the IDRs is limited to available cash (as defined by the partnership agreement) for the period. The Partnership’s net income allocable to the limited partners is allocated between the common, subordinated, Class B and Class C unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, for any quarterly period, if current net income allocable to the limited partners is less than the minimum quarterly distribution, or if cumulative net income allocable to the limited partners since August 3, 2010 is less than the cumulative minimum quarterly distributions, more income is allocated to the common unitholders than the subordinated, Class B and Class C unitholders for that quarterly period.

Basic and diluted net income per limited partner unit is calculated by dividing the limited partners’ interest in net income by the weighted average number of limited partner units outstanding during the period. Any common units issued during the period are included on a weighted average basis for the days in which they were outstanding.

The following table illustrates the Partnership’s calculation of net income per unit for common and subordinated limited partner units (in thousands, except per-unit information):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	($ in thousands, except per unit data)
Net income attributable to Access Midstream Partners, L.P.	$67,454	$69,213	$128,532	$128,751
Less general partner interest in net income	(23,526)	(5,995)	(43,142)	(10,787)

Limited partner interest in net income	$43,928	$63,218	$85,390	$117,964

Net income allocable to common units(1)	$33,915	$19,116	$61,257	$32,563
Net income allocable to subordinated units	—	21,721	—	41,558
Net income allocable to Class B units(1)	10,013	10,755	19,663	20,985
Net income allocable to Class C units(1)	—	11,626	4,470	22,858

Limited partner interest in net income	$43,928	$63,218	$85,390	$117,964

Net income per limited partner unit – basic and diluted
Common units	$0.18	$0.18	$0.33	$0.32
Subordinated units	$—	$0.31	$—	$0.60
Weighted average limited partner units outstanding – basic and diluted
Common units	190,953,800	108,673,392	187,609,231	103,575,719
Subordinated units	—	69,076,122	—	69,076,122

Total	190,953,800	177,749,514	187,609,231	172,651,841

(1)	Adjusted to reflect amortization for the beneficial conversion feature.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

4. Long-Term Debt

The following table presents the Partnership’s outstanding debt as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014	December 31, 2013
Revolving credit facility	$150,000	$343,500
5.875 percent senior notes due April 2021	750,000	750,000
6.125 percent senior notes due July 2022	750,000	750,000
4.875 percent senior notes due May 2023	1,400,000	1,400,000
4.875 percent senior notes due March 2024	750,000	—
Premium on 5.875 percent senior notes due April 2021	5,397	5,730

Total long-term debt	$3,805,397	$3,249,230

The following table presents the Partnership’s average interest rate and average debt balance for the three-months ended June 30, 2014:

	Average Interest Rate	Average Balance
		(in thousands)
Revolving credit facility	2.159%	$91,901
5.875 percent senior notes due April 2021	5.875	750,000
6.125 percent senior notes due July 2022	6.125	750,000
4.875 percent senior notes due May 2023	4.875	1,400,000
4.875 percent senior notes due March 2024	4.875	750,000
Premium on 5.875 percent senior notes due April 2021	5.875	5,564

Revolving Credit Facility

On May 13, 2013, the Partnership amended and restated its existing senior secured revolving credit facility. The amended and restated revolving credit facility matures in May 2018 and includes revolving commitments of $1.75 billion, including a sublimit of $100.0 million for same-day swing line advances and a sub-limit of $200.0 million for letters of credit. In addition, the revolving credit facility’s accordion feature allows the Partnership to increase the available borrowing capacity under the facility up to $2.0 billion, subject to the satisfaction of certain conditions, including the identification of lenders or proposed lenders that agree to satisfy the increased commitment amounts under the revolving credit facility.

Borrowings under the revolving credit facility are available to fund working capital, finance capital expenditures and acquisitions, provide for the issuance of letters of credit and for general partnership purposes. The revolving credit facility is secured by all of the Partnership’s assets, and loans thereunder (other than swing line loans) bear interest at the Partnership’s option at either (i) the greater of (a) the reference rate of Wells Fargo Bank, NA, (b) the federal funds effective rate plus 0.50 percent or (c) the Eurodollar rate which is based on the London Interbank Offered Rate (LIBOR), plus 1.00 percent, each of which is subject to a margin that varies from 0.50 percent to 1.50 percent per annum, according to the Partnership’s leverage ratio (as defined in the agreement), or (ii) the Eurodollar rate plus a margin that varies from 1.50 percent to 2.50 percent per annum, according to the Partnership’s leverage ratio. If the Partnership reaches investment grade status, the Partnership will have the option to release the security under the credit facility and amounts borrowed will bear interest under a specified ratings-based pricing grid. The unused portion of the credit facility is subject to commitment fees of (a) 0.25 percent to 0.375 percent per annum while the Partnership is subject to the leverage-based pricing grid, according to the Partnership’s leverage ratio and (b) 0.15 percent to 0.30 percent per annum while the Partnership is subject to the ratings-based pricing grid, according to its senior unsecured long-term debt ratings.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Additionally, the revolving credit facility contains various covenants and restrictive provisions which limit the Partnership and its subsidiaries’ ability to incur additional indebtedness, guarantees and/or liens; consolidate, merge or transfer all or substantially all of the Partnership’s assets; make certain investments or restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; and prepay certain indebtedness. If the Partnership fails to perform its obligations under these and other covenants, the revolving credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the revolving credit facility could be declared immediately due and payable. The revolving credit facility also has cross default provisions that apply to any other indebtedness the Partnership may have with an outstanding principal amount in excess of $50 million.

The revolving credit facility agreement contains certain negative covenants that (i) limit the Partnership’s ability, as well as the ability of certain of its subsidiaries, among other things, to enter into hedging arrangements and create liens and (ii) require the Partnership to maintain a consolidated leverage ratio, and an EBITDA to interest expense ratio, in each case as described in the credit facility agreement. The revolving credit facility agreement also provides for the discontinuance of the requirement for the Partnership to maintain the EBITDA to interest expense ratio and allows for the Partnership to release all collateral securing the revolving credit facility if the Partnership reaches investment grade status. The revolving credit facility agreement also requires the Partnership to maintain a consolidated leverage ratio of 5.5 to 1.0 (or 5.0 to 1.0 after the Partnership has released all collateral upon achieving investment grade status). The Partnership was in compliance with all covenants under the agreement at June 30, 2014.

Senior Notes

On March 7, 2014, the Partnership and ACMP Finance Corp., a wholly owned subsidiary of Access MLP Operating, L.L.C., completed a public offering of $750 million in aggregate principal amount of 4.875 percent senior notes due 2024 (the “2024 Notes”). The Partnership used a portion of the net proceeds to repay borrowings outstanding under the Partnership’s revolving credit facility, including amounts incurred to fund the purchase price of and certain expenses relating to the Partnership’s purchase of compression assets from MidCon and the balance for general partnership purposes. Debt issuance costs of $8.8 million are being amortized over the life of the 2024 Notes.

On August 14, 2013, the Partnership and ACMP Finance Corp. issued $400 million in aggregate principal amount of additional 5.875 percent senior notes due 2021 (the “Additional Notes”). The Additional Notes are additional to the $350 million of 2021 Notes initially issued on April 19, 2011 and are fully fungible with, rank equally with and form a single series with the 2021 Notes. The Additional Notes were issued at a price of 101.5 percent of the principal amount plus accrued interest from April 15, 2013, resulting in net proceeds of $400.8 million, which was used for general partnership purposes, including funding working capital, repayment of indebtedness and funding the Partnership’s capital expenditure program. Debt issuance costs of $5.8 million are being amortized over the life of the Additional Notes.

On December 19, 2012, the Partnership and ACMP Finance Corp. completed a public offering of $1.4 billion in aggregate principal amount of 4.875 percent senior notes due 2023 (the “2023 Notes”). The Partnership used a portion of the net proceeds to fund a portion of the purchase price for the Partnership’s December 2012 acquisition of certain assets from Chesapeake (the “CMO Acquisition”), and the balance to repay borrowings outstanding under the Partnership’s revolving credit facility. Debt issuance costs of $25.9 million are being amortized over the life of the 2023 Notes.

On January 11, 2012, the Partnership and ACMP Finance Corp. completed a private placement of $750.0 million in aggregate principal amount of 6.125 percent senior notes due 2022 (the “2022 Notes”). The Partnership used a portion of the net proceeds to repay all borrowings outstanding under its revolving credit facility and used the balance for general partnership purposes. Debt issuance costs of $13.8 million are being amortized over the life of the 2022 Notes.

On April 19, 2011, the Partnership and ACMP Finance Corp. completed a private placement of $350.0 million in aggregate principal amount of 5.875 percent senior notes due 2021 ( the “2021 Notes”). The Partnership used a portion of the net proceeds to repay borrowings outstanding under its revolving credit facility and used the balance for general partnership purposes. Debt issuance costs of $8.2 million are being amortized over the life of the 2021 Notes.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The 2024 Notes will mature on March 15, 2024, and interest is payable on March 15 and September 15 of each year. The Partnership has the option to redeem all or a portion of the 2024 Notes at any time on or after March 15, 2019, at the redemption price specified in the indenture relating to the 2024 Notes, plus accrued and unpaid interest. The Partnership may also redeem the 2024 Notes, in whole or in part, at a “make-whole” redemption price specified in the indenture, plus accrued and unpaid interest, at any time prior to March 15, 2019. In addition, the Partnership may redeem up to 35 percent of the 2024 Notes prior to March 15, 2017 under certain circumstances with the net cash proceeds from certain equity offerings.

The 2023 Notes will mature on May 15, 2023, and interest is payable on May 15 and November 15 of each year. The Partnership has the option to redeem all or a portion of the 2023 Notes at any time on or after December 15, 2017, at the redemption price specified in the indenture relating to the 2023 Notes, plus accrued and unpaid interest. The Partnership may also redeem the 2023 Notes, in whole or in part, at a “make-whole” redemption price specified in the indenture, plus accrued and unpaid interest, at any time prior to December 15, 2017. In addition, the Partnership may redeem up to 35 percent of the 2023 Notes prior to December 15, 2015 under certain circumstances with the net cash proceeds from certain equity offerings.

The 2022 Notes will mature on July 15, 2022 and interest is payable on January 15 and July 15 of each year. The Partnership has the option to redeem all or a portion of the 2022 Notes at any time on or after January 15, 2017, at the redemption price specified in the indenture relating to the 2022 Notes, plus accrued and unpaid interest. The Partnership may also redeem the 2022 Notes, in whole or in part, at a “make-whole” redemption price specified in the indenture, plus accrued and unpaid interest, at any time prior to January 15, 2017. In addition, the Partnership may redeem up to 35 percent of the 2022 Notes prior to January 15, 2015 under certain circumstances with the net cash proceeds from certain equity offerings.

The 2021 Notes will mature on April 15, 2021 and interest is payable on the 2021 Notes on April 15 and October 15 of each year, beginning on October 15, 2011. The Partnership has the option to redeem all or a portion of the 2021 Notes at any time on or after April 15, 2015, at the redemption price specified in the indenture, plus accrued and unpaid interest. The Partnership may also redeem the 2021 Notes, in whole or in part, at a “make-whole” redemption price specified in the indenture, plus accrued and unpaid interest, at any time prior to April 15, 2015. In addition, the Partnership may redeem up to 35 percent of the 2021 Notes prior to April 15, 2014 under certain circumstances with the net cash proceeds from certain equity offerings.

The indentures governing the 2024 Notes, the 2023 Notes, the 2022 Notes and the 2021 Notes contain covenants that, among other things, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to: (1) sell assets including equity interests in its subsidiaries; (2) pay distributions on, redeem or purchase the Partnership’s units, or redeem or purchase the Partnership’s subordinated debt; (3) make investments; (4) incur or guarantee additional indebtedness or issue preferred units; (5) create or incur certain liens; (6) enter into agreements that restrict distributions or other payments from certain subsidiaries to the Partnership; (7) consolidate, merge or transfer all or substantially all of the Partnership’s or certain of the Partnership’s subsidiaries’ assets; (8) engage in transactions with affiliates; and (9) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the 2024 Notes, 2023 Notes, 2022 Notes or the 2021 Notes achieve an investment grade rating from either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no default, as defined in the indentures, has occurred or is continuing, many of these covenants will terminate.

The Partnership, as the parent company, has no independent assets or operations. The Partnership’s operations are conducted by its subsidiaries through its primary operating company subsidiary, Access MLP Operating, L.L.C, a direct 100 percent owned subsidiary of the Partnership. Access MLP Operating, L.L.C. and each of the Partnership’s other subsidiaries is a guarantor, other than Cardinal Gas Services, L.L.C., Jackalope Gas Gathering Services, L.L.C. and ACMP Finance Corp., an indirect 100 percent owned subsidiary of the Partnership whose sole purpose is to act as co-issuer of any debt securities. Each guarantor is a direct or indirect 100 percent owned subsidiary of the Partnership. The guarantees are full and unconditional and joint and several, subject to certain automatic customary releases, including sale, disposition, or transfer of the capital stock or substantially all of the assets of a subsidiary guarantor, exercise of legal defeasance option or covenant defeasance option, and designation of a subsidiary guarantor as unrestricted in accordance with the applicable indenture. There are no significant restrictions on the ability of the Partnership or any guarantor to obtain funds from its subsidiaries by dividend or loan. None of the assets of the Partnership or a guarantor represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Capitalized Interest

For the three-month periods ended June 30, 2014 and 2013, interest expense was net of capitalized interest of $9.8 million and $10.2 million, respectively, and $19.9 million for each of the six-month periods ended June 30, 2014 and 2013.

5. Equity-Based Compensation

Certain employees of the Partnership’s general partner receive equity-based compensation through the Partnership’s equity-based compensation programs. The fair value of the awards issued is determined based on the fair market value of the shares on the date of grant. This value is amortized over the vesting period, which is generally four years from the date of grant.

Certain key members of management have been designated as participants in the Management Incentive Compensation Plan which is made up of two components. The first component is an annual cash bonus based on “excess” cash distributions made by the Partnership above a specified target amount with respect to each fiscal quarter during which the award is outstanding. The second component is based on an increase in value of the Partnership’s common units at the end of a specified five-year period beginning on the award commencement date. As a result of the Williams Acquisition, both components of the Management Incentive Compensation Plan vested on July 1, 2014, resulting in total compensation expense of $41.1 million. Please read Note 12 (Subsequent Events) to the condensed consolidated financial statements.

Included in operating expense, general and administrative expense, and income from unconsolidated affiliates is total equity-based compensation of $14.0 million and $8.9 million for the three-month periods ended June 30, 2014 and 2013, respectively. Included in operating expense, general and administrative expense, and income from unconsolidated affiliates is equity-based compensation of $23.8 million and $16.3 million for the six-month periods ended June 30, 2014 and 2013, respectively.

The LTIP provides for an aggregate of 3.5 million common units to be awarded to employees, directors and consultants of the Partnership’s general partner and its affiliates through various award types, including unit awards, restricted units, phantom units, unit options, unit appreciation rights and other unit-based awards. The LTIP has been designed to promote the interests of the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as employees, directors and consultants. As of June 30, 2014, there was $38.5 million of unrecognized compensation expense attributable to the LTIP, of which $38.5 million will be recognized in the third quarter of 2014, as a result of the Williams Acquisition. Please read Note 12 (Subsequent Events) to the condensed consolidated financial statements for information regarding the acquisition.

The following table summarizes LTIP award activity for the six months ended June 30, 2014:

	Units	Value per Unit
Restricted units unvested at beginning of period	1,182,288	$36.11
Granted	277,061	$53.78
Vested	(139,403)	$33.48
Forfeited	(149,584)	$36.59

Restricted units unvested at end of period	1,170,362	$40.55

6. Major Customers and Concentration of Credit Risk

Chesapeake Energy Marketing, Inc. (“CEMI”), a wholly owned subsidiary of Chesapeake, accounted for $240.6 million and $210.6 million of the Partnership’s revenues for the three-month periods ended June 30, 2014 and 2013, respectively, and $470.1 million and $413.1 million for the six-month periods ended June 30, 2014 and 2013, respectively.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. On June 30, 2014 and December 31, 2013, cash and cash equivalents were invested in a non-interest bearing account and money market funds with investment grade ratings. On June 30, 2014 and December 31, 2013, Chesapeake accounted for $144.1 million and $176.5 million of the Partnership’s accounts receivable balance.

7. Commitments and Contingencies

Certain property, equipment and operating facilities are leased under various operating leases. Costs are also incurred associated with leased land, rights-of-way, permits and regulatory fees, the contracts for which generally extend beyond one year but can be cancelled at any time should they not be required for operations.

From time to time, the Partnership is involved in legal, tax, regulatory and other proceedings in various forums regarding performance, contracts and other matters that arise in the ordinary course of business. Management is not aware of any such proceedings for which a final disposition could have a material effect on the Partnership’s results of operations, cash flows or financial position. Once information pertaining to a legal proceeding indicates that it is probable that a liability has been incurred, an accrual is established equal to the estimate of the Partnership’s likely exposure. There were no accruals for legal contingencies as of June 30, 2014 or December 31, 2013.

8. Fair Value Measures

The fair-value-measurement standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which they are observable. The three levels of the fair value hierarchy are as follows:

Level 1 — inputs represent quoted prices in active markets for identical assets or liabilities.

Level 2 — inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs).

Level 3 — inputs that are not observable from objective sources, such as management’s internally developed assumptions used in pricing an asset or liability (for example, an estimate of future cash flows used in management’s internally developed present value of future cash flows model that underlies the fair value measurement).

Nonfinancial assets and liabilities initially measured at fair value include third-party business combinations, impaired long-lived assets (asset groups), and initial recognition of asset retirement obligations.

The fair value of debt is the estimated amount the Partnership would have to pay to repurchase its debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are based on quoted market prices or average valuations of similar debt instruments at the balance sheet date for those debt instruments for which quoted market prices are not available. Estimated fair values are determined by using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	June 30, 2014		December 31, 2013
	Carrying amount	Fair value (Level 2)	Carrying amount	Fair value (Level 2)
	($ in thousands)
Financial liabilities:

Revolving credit facility	$150,000	$150,000	$343,500	$343,500
Premium on 2021 Notes	5,397	5,397	5,730	5,730
2021 Notes	750,000	805,313	750,000	801,098
2022 Notes	750,000	827,813	750,000	804,848
2023 Notes	1,400,000	1,477,882	1,400,000	1,355,382
2024 Notes	750,000	794,063	—	—

The carrying amount of cash and cash equivalents, accounts receivable and accounts payable reported on the balance sheet approximates fair value due to their short-term maturities.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

9. Segment Information

The Partnership’s operations are divided into eight operating segments: Barnett Shale, Eagle Ford Shale, Haynesville Shale, Marcellus Shale, Niobrara Shale, Utica Shale, Mid-Continent region and Corporate.

Summarized financial information for the reportable segments is shown in the following tables, presented in thousands.

Three months ended June 30, 2014

	Barnett	Eagle Ford	Haynesville	Marcellus		Niobrara
Revenues	$83,788	$84,016	$29,076	$3,930		$5,577
Operating expenses	22,538	15,509	10,986	2,197		2,997
Depreciation and amortization expense	25,080	15,727	20,624	2,330		1,486
General and administrative expense	—	—	—	—		—
Other operating expense	—	—	—	—		—

Operating income (loss)	$36,170	$52,780	$(2,534)	$(597)		$1,094

Income (loss) from unconsolidated affiliates	$—	$—	$—	$40,671		$—

Capital expenditures	$2,777	$46,090	$2,596	$9,347	(1)	$57,860	(2)
Total assets	$1,463,190	$1,249,178	$1,241,495	$1,584,405		$236,668

	Utica		Mid- Continent	Corporate	Consolidated
Revenues	$33,899		$52,648	$—	$292,934
Operating expenses	11,805		19,442	12,049	97,523
Depreciation and amortization expense	5,369		10,816	8,544	89,976
General and administrative expense	—		—	37,257	37,257
Other operating expense	—		—	(317)	(317)

Operating income (loss)	$16,725		$22,390	$(57,533)	$68,495

Income (loss) from unconsolidated affiliates	$4,584		$2,808	$—	$48,063

Capital expenditures	$85,541	(3)	$22,434	$24,894	$251,539
Total assets	$1,408,825		$805,808	$551,094	$8,540,663

(1)	Amount excludes $37.7 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.
(2)	Amount includes $28.9 million of capital expenditures attributable to noncontrolling interest owners.
(3)

Amount excludes $75.7 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates and includes $28.4 million of capital expenditures attributable to noncontrolling interest owners.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Three months ended June 30, 2013

	Barnett	Eagle Ford	Haynesville	Marcellus		Niobrara
Revenues	$90,384	$67,752	$30,621	$4,012		$2,431
Operating expenses	23,963	14,951	9,109	198		1,946
Depreciation and amortization expense	24,000	13,362	19,471	38		1,156
General and administrative expense	—	—	—	—		—
Other operating expense	—	—	—	—		—

Operating income (loss)	$42,421	$39,439	$2,041	$3,776		$(671)

Income (loss) from unconsolidated affiliates	$—	$—	$—	$34,492		$—

Capital expenditures	$13,395	$83,443	$2,777	$5	(1)	$11,671	(2)
Total assets	$1,558,776	$1,062,109	$1,308,901	$1,322,496		$103,844

	Utica		Mid- Continent		Corporate	Consolidated
Revenues	$7,238		$44,804		$—	$247,242
Operating expenses	2,269		16,975		13,433	82,844
Depreciation and amortization expense	2,265		8,208		3,369	71,869
General and administrative expense	—		—		25,089	25,089
Other operating expense	—		—		1,892	1,892

Operating income (loss)	$2,704		$19,621		$(43,783)	$65,548

Income (loss) from unconsolidated affiliates	$(929)		$182		$—	$33,745

Capital expenditures	$94,023	(3)	$29,134	(4)	$40,192	$274,640
Total assets	$669,413		$758,322		$432,709	$7,216,570

(1)	Amount excludes $75.9 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.
(2)	Amount includes $5.8 million of capital expenditures attributable to noncontrolling interest owners.
(3)

Amount excludes $112.0 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates and includes $33.8 million of capital expenditures attributable to noncontrolling interest owners.

(4)	Amount excludes $2.3 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Six months ended June 30, 2014

	Barnett	Eagle Ford	Haynesville	Marcellus		Niobrara
Revenues	$171,606	$162,106	$56,533	$5,301		$12,089
Operating expenses	47,758	31,347	21,076	3,113		5,295
Depreciation and amortization expense	50,382	30,763	40,931	3,237		2,873
General and administrative expense	—	—	—	—		—
Other operating expense	—	—	—	—		—

Operating income (loss)	$73,466	$99,996	$(5,474)	$(1,049)		$3,921

Income (loss) from unconsolidated affiliates	$—	$—	$—	$81,203		$—

Capital expenditures	$8,792	$123,573	$6,246	$15,802	(1)	$88,518	(2)
Total assets	$1,463,190	$1,249,178	$1,241,495	$1,584,405		$236,668

	Utica		Mid- Continent	Corporate	Consolidated
Revenues	$58,473		$103,904	$—	$570,012
Operating expenses	20,223		37,351	24,273	190,436
Depreciation and amortization expense	9,403		21,417	16,514	175,520
General and administrative expense	—		—	71,437	71,437
Other operating expense	—		—	1,488	1,488

Operating income (loss)	$28,847		$45,136	$(113,712)	$131,131

Income (loss) from unconsolidated affiliates	$5,110		$4,628	$—	$90,941

Capital expenditures	$181,179	(3)	$39,456	$57,604	$521,170
Total assets	$1,408,825		$805,808	$551,094	$8,540,663

(1)	Amount excludes $70.9 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.
(2)	Amount includes $44.9 million of capital expenditures attributable to noncontrolling interest owners.
(3)

Amount excludes $151.9 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates and includes $59.3 million of capital expenditures attributable to noncontrolling interest owners.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Six months ended June 30, 2013

	Barnett	Eagle Ford	Haynesville	Marcellus		Niobrara
Revenues	$183,468	$125,711	$64,095	$7,741		$4,733
Operating expenses	47,902	29,351	20,424	2,795		3,490
Depreciation and amortization expense	47,915	23,449	38,757	161		1,875
General and administrative expense	—	—	—	—		—
Other operating expense	—	—	—	—		—

Operating income (loss)	$87,651	$72,911	$4,914	$4,785		$(632)

Income (loss) from unconsolidated affiliates	$—	$—	$—	$59,738		$—

Capital expenditures	$34,399	$165,359	$10,562	$189	(1)	$23,197	(2)
Total assets	$1,558,776	$1,062,109	$1,308,901	$1,322,496		$103,844

	Utica		Mid- Continent		Corporate	Consolidated
Revenues	$12,734		$85,719		$—	$484,201
Operating expenses	4,815		35,179		21,651	165,607
Depreciation and amortization expense	3,465		16,806		6,091	138,519
General and administrative expense	—		—		48,823	48,823
Other operating expense	—		—		1,983	1,983

Operating income (loss)	$4,454		$33,734		$(78,548)	$129,269

Income (loss) from unconsolidated affiliates	$(1,090)		$105		$—	$58,753

Capital expenditures	$159,779	(3)	$68,130	(4)	$83,979	$545,594
Total assets	$669,413		$758,322		$432,709	$7,216,570

(1)	Amount excludes $169.1 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.
(2)	Amount includes $11.6 million of capital expenditures attributable to noncontrolling interest owners.
(3)

Amount excludes $184.0 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates and includes $55.8 million of capital expenditures attributable to noncontrolling interest owners.

(4)	Amount excludes $2.6 million for the Partnership’s share of capital expenditures included in investments in unconsolidated affiliates.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

10. Guarantor Condensed Consolidating Financial Information

The Partnership, as the parent company, has no independent assets or operations. The Partnership’s operations are conducted by its subsidiaries through its primary operating company subsidiary, Access MLP Operating, L.L.C., a direct 100 percent owned subsidiary of the Partnership. The Partnership’s obligations under its outstanding senior notes listed in Note 4 are fully and unconditionally guaranteed, jointly and severally, by certain of its direct and indirect 100 percent owned subsidiaries on a senior unsecured basis, subject to certain automatic customary releases, including sale, disposition, or transfer of the capital stock or substantially all of the assets of a subsidiary guarantor, exercise of legal defeasance option or covenant defeasance option, and designation of a subsidiary guarantor as unrestricted in accordance with the applicable indenture. The Partnership’s subsidiaries Cardinal Gas Services, L.L.C. and Jackalope Gas Gathering Services, L.L.C. are not guarantors of the Partnership’s senior notes or credit facility.

Set forth below are condensed consolidating financial statements for the Partnership, as the parent company, on a stand-alone, unconsolidated basis, and its combined guarantor and combined non-guarantor subsidiaries as of June 30, 2014 and December 31, 2013 and for the three and six months ended June 30, 2014 and 2013. These schedules are presented using the equity method of accounting for all periods presented. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the subsidiaries operated as independent entities.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF JUNE 30, 2014

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Current assets
Cash and cash equivalents	$—	$8	$36,667	$—	$36,675
Accounts receivable	—	153,556	28,383	—	181,939
Prepaid expenses	—	12,201	181	—	12,382
Other current assets	—	11,339	973	—	12,312

Total current assets	—	177,104	66,204	—	243,308

Property, plant and equipment
Gathering systems	—	5,457,491	949,057	—	6,406,548
Other fixed assets	—	361,800	133	—	361,933
Less: Accumulated depreciation	—	(975,412)	(23,807)	—	(999,219)

Total property, plant and equipment, net	—	4,843,879	925,383	—	5,769,262

Investments in unconsolidated affiliates	3,225,723	2,642,277	—	(3,764,470)	2,103,530
Intangible customer relationships, net	—	360,502	—	—	360,502
Intercompany receivable from parent	4,408,660	7,563	118	(4,416,341)	—
Deferred loan costs, net	52,017	12,044	—	—	64,061

Total assets	$7,686,400	$8,043,369	$991,705	$(8,180,811)	$8,540,663

Current liabilities
Accounts payable	$—	$34,236	$29,413	$—	$63,649
Accrued liabilities	—	215,753	56,802	—	272,555
Intercompany payable to parent	—	—	7,681	(7,681)	—

Total current liabilities	—	249,989	93,896	(7,681)	336,204

Long-term liabilities
Long-term debt	3,655,397	150,000	—	—	3,805,397
Intercompany payable to parent	—	4,408,660	—	(4,408,660)	—
Other liabilities	—	8,997	272	—	9,269

Total long-term liabilities	3,655,397	4,567,657	272	(4,408,660)	3,814,666

Partners’ capital
Total partners’ capital attributable to Access Midstream Partners, L.P.	4,031,003	3,225,723	897,537	(4,123,260)	4,031,003
Noncontrolling interest	—	—	—	358,790	358,790
Total partners’ capital	4,031,003	3,225,723	897,537	(3,764,470)	4,389,793

Total liabilities and partners’ capital	$7,686,400	$8,043,369	$991,705	$(8,180,811)	$8,540,663

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2013

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Current assets
Cash and cash equivalents	$—	$400	$16,829	$—	$17,229
Accounts receivable	—	202,007	20,402	—	222,409
Prepaid expenses	—	10,182	—	—	10,182
Other current assets	—	7,569	542	—	8,111

Total current assets	—	220,158	37,773	—	257,931

Property, plant and equipment
Gathering systems	—	5,295,771	679,169	—	5,974,940
Other fixed assets	—	175,397	14	—	175,411
Less: Accumulated depreciation	—	(845,892)	(13,659)	—	(859,551)

Total property, plant and equipment, net	—	4,625,276	665,524	—	5,290,800

Investments in unconsolidated affiliates	3,076,205	2,315,988	—	(3,455,590)	1,936,603
Intangible customer relationships, net	—	372,391	—	—	372,391
Intercompany receivable from parent	3,882,291	3,105	20,330	(3,905,726)	—
Deferred loan costs, net	46,140	13,581	—	—	59,721

Total assets	$7,004,636	$7,550,499	$723,627	$(7,361,316)	$7,917,446

Current liabilities
Accounts payable	$—	$36,638	$882	$—	$37,520
Accrued liabilities	—	203,099	65,853	—	268,952
Intercompany payable to parent	—	—	23,435	(23,435)	—

Total current liabilities	—	239,737	90,170	(23,435)	306,472

Long-term liabilities
Long-term debt	2,905,730	343,500	—	—	3,249,230
Intercompany payable to parent	—	3,882,290	—	(3,882,290)	—
Other liabilities	—	8,767	187	—	8,954

Total long-term liabilities	2,905,730	4,234,557	187	(3,882,290)	3,258,184

Partners’ capital
Total partners’ capital attributable to Access Midstream Partners, L.P.	4,098,906	3,076,205	633,270	(3,709,475)	4,098,906
Noncontrolling interest	—		—	253,884	253,884
Total partners’ capital	4,098,906	3,076,205	633,270	(3,455,591)	4,352,790

Total liabilities and partners’ capital	$7,004,636	$7,550,499	$723,627	$(7,361,316)	$7,917,446

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2014

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenues	$—	$253,458	$39,476	$—	$292,934

Operating expenses
Operating expenses	—	80,031	17,492	—	97,523
Depreciation and amortization expense	—	84,452	5,524	—	89,976
General and administrative expense	—	35,354	1,903	—	37,257
Other operating (income) expense	—	(350)	33	—	(317)

Total operating expenses	—	199,487	24,952	—	224,439
Operating income	—	53,971	14,524	—	68,495

Other income (expense)
Income from unconsolidated affiliates	110,357	57,630	—	(119,924)	48,063
Interest expense	(42,903)	—	—	—	(42,903)
Other income	—	141	57	—	198

Income before income tax expense	67,454	111,742	14,581	(119,924)	73,853
Income tax expense	—	1,385	—	—	1,385

Net income	67,454	110,357	14,581	(119,924)	72,468
Net income attributable to noncontrolling interests	—	—	—	5,014	5,014

Net income attributable to Access Midstream Partners, L.P.	$67,454	$110,357	$14,581	$(124,938)	$67,454

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2013

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenues	$—	$237,670	$9,572	$—	$247,242

Operating expenses
Operating expenses	—	79,912	2,932	—	82,844
Depreciation and amortization expense	—	69,541	2,328	—	71,869
General and administrative expense	—	24,542	547	—	25,089
Other operating expense	—	1,892	—	—	1,892

Total operating expenses	—	175,887	5,807	—	181,694
Operating income	—	61,783	3,765	—	65,548

Other income (expense)
Income from unconsolidated affiliates	96,953	36,319	—	(99,527)	33,745
Interest expense	(27,740)	—	8	—	(27,732)
Other income	—	111	15	—	126

Income before income tax expense	69,213	98,213	3,788	(99,527)	71,687
Income tax expense	—	1,260	—	—	1,260

Net income	69,213	96,953	3,788	(99,527)	70,427
Net income attributable to noncontrolling interests	—	—	—	1,214	1,214

Net income attributable to Access Midstream Partners, L.P.	$69,213	$96,953	$3,788	$(100,741)	$69,213

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenues	$—	$499,450	$70,562	$—	$570,012

Operating expenses
Operating expenses	—	160,210	30,226	—	190,436
Depreciation and amortization expense	—	165,322	10,198	—	175,520
General and administrative expense	—	67,880	3,557	—	71,437
Other operating (income) expense	—	1,528	(40)	—	1,488

Total operating expenses	—	394,940	43,941	—	438,881
Operating income	—	104,510	26,621	—	131,131

Other income (expense)
Income from unconsolidated affiliates	210,008	108,154	—	(227,221)	90,941
Interest expense	(81,476)	—	—	—	(81,476)
Other income	—	533	57	—	590

Income before income tax expense	128,532	213,197	26,678	(227,221)	141,186
Income tax expense	—	3,189	—	—	3,189

Net income	128,532	210,008	26,678	(227,221)	137,997
Net income attributable to noncontrolling interests	—	—	—	9,465	9,465

Net income attributable to Access Midstream Partners, L.P.	$128,532	$210,008	$26,678	$(236,686)	$128,532

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenues	$—	$467,240	$16,961	$—	$484,201

Operating expenses
Operating expenses	—	160,513	5,094	—	165,607
Depreciation and amortization expense	—	134,373	4,146	—	138,519
General and administrative expense	—	48,120	703	—	48,823
Other operating expense	—	1,983	—	—	1,983

Total operating expenses	—	344,989	9,943	—	354,932
Operating income	—	122,251	7,018	—	129,269

Other income (expense)
Income from unconsolidated affiliates	183,557	63,426	—	(188,230)	58,753
Interest expense	(54,806)	—	12	—	(54,794)
Other income	—	380	15	—	395

Income before income tax expense	128,751	186,057	7,045	(188,230)	133,623
Income tax expense	—	2,500	—	—	2,500

Net income	128,751	183,557	7,045	(188,230)	131,123
Net income attributable to noncontrolling interests	—	—	—	2,372	2,372

Net income attributable to Access Midstream Partners, L.P.	$128,751	$183,557	$7,045	$(190,602)	$128,751

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities	$—	$405,796	$56,965	$—	$462,761

Cash flows from investing activities
Additions to property, plant and equipment	—	(246,455)	(274,715)	—	(521,170)
Purchase of compression assets	—	(159,210)	—	—	(159,210)
Investments in unconsolidated affiliates	—	(220,378)	—	—	(220,378)
Proceeds from sale of assets	—	14,296	—	—	14,296

Net cash used in investing activities	—	(611,747)	(274,715)	—	(886,462)

Cash flows from financing activities
Proceeds from long-term borrowings	—	1,053,471	—	—	1,053,471
Payments on long-term debt borrowings	—	(1,246,971)	—	—	(1,246,971)
Proceeds from issuance of common units	52,155	—	—	—	52,155
Proceeds from issuance of senior notes	750,000	—	—	—	750,000
Distributions to unitholders	(252,145)	—	—	—	(252,145)
Capital contributions from noncontrolling interests	—	—	95,441	—	95,441
Payments on capital lease obligations	—	(1,983)	—	—	(1,983)
Debt issuance costs	(8,777)	—	—	—	(8,777)
Other	1,956	—	—	—	1,956
Intercompany advances, net	(543,189)	401,042	142,147	—	—

Net cash provided by financing activities	—	205,559	237,588	—	443,147

Net increase in cash and cash equivalents	—	(392)	19,838	—	19,446
Cash and cash equivalents, beginning of period	—	400	16,829	—	17,229

Cash and cash equivalents, end of period	$—	$8	$36,667	$—	$36,675

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

($ in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities	$—	$206,739	$10,841	$—	$217,580

Cash flows from investing activities
Additions to property, plant and equipment	—	(356,868)	(188,726)	—	(545,594)
Investments in unconsolidated affiliates	—	(263,710)	—	—	(263,710)
Proceeds from sale of assets	—	31,696	—	—	31,696

Net cash used in investing activities	—	(588,882)	(188,726)	—	(777,608)

Cash flows from financing activities
Proceeds from long-term borrowings	—	875,500	—	—	875,500
Payments on long-term debt borrowings	—	(659,300)	—	—	(659,300)
Proceeds from issuance of common units	399,922	—	—	—	399,922
Proceeds from issuance of senior notes	—	—	—	—	—
Distributions to unitholders	(177,430)	—	—	—	(177,430)
Capital contributions from noncontrolling interests	—	—	71,414	—	71,414
Payments on capital lease obligations	—	—	—	—	—
Debt issuance costs	(660)	(4,717)	—	—	(5,377)
Other	8,328	—	—	—	8,328
Intercompany advances, net	(230,160)	107,444	122,716	—	—

Net cash provided by financing activities	—	318,927	194,130	—	513,057

Net increase in cash and cash equivalents	—	(63,216)	16,245	—	(46,971)
Cash and cash equivalents, beginning of period	—	63,216	1,778	—	64,994

Cash and cash equivalents, end of period	$—	$—	$18,023	$—	$18,023

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

11. Recently Issued Accounting Standards

The Financial Accounting Standards Board (“FASB”) recently issued the following standard which the Partnership reviewed to determine the potential impact on its financial statements upon adoption.

On May 28, 2014, FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The standard will eliminate the transaction and industry specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. This guidance will be effective for the Partnership beginning January 1, 2017. The Partnership is currently evaluating the impact of this new standard on its condensed consolidated financial statements.

12. Subsequent Events

On July 24, 2014, the board of directors of the Partnership’s general partner declared a cash distribution to the Partnership’s unitholders of $0.595 per unit, together with the corresponding distributions to the Class B unitholders and the general partner. The cash distributions will be paid on August 14, 2014, to unitholders of record at the close of business on August 7, 2014, and to the general partner.

On July 1, 2014, Williams acquired all of the interests in the Partnership and Access Midstream Ventures, L.L.C., the sole member of the General Partner, that were owned by the GIP II Entities. As a result of the closing of the Williams Acquisition, Williams owns 100% of the General Partner, and the GIP II Entities no longer have any ownership interest in the Partnership or the General Partner. As a result of the Williams Acquisition, all units outstanding under the LTIP at June 30, 2014, vested on July 1, 2014, resulting in total compensation expense of $38.5 million. Additionally, both components of the Management Incentive Compensation Plan vested on July 1, 2014, resulting in accelerated compensation expense of $41.1 million.